Exhibit 99.1

ESSEX PROPERTY TRUST, INC. AND BRE PROPERTIES COMPLETE $16.2 BILLION MERGER

Combination Creates the Pre-Eminent West Coast Multifamily REIT

Palo Alto, CA and San Francisco, CA — April 1, 2014—Essex Property Trust, Inc. (NYSE: ESS) and BRE Properties, Inc. (NYSE: BRE) announced today the completion of the merger of the two companies, forming a combined company with equity market capitalization of approximately $11.1 billion and a total market capitalization of approximately $16.2 billion.  The common stock of the combined company will trade under the symbol ESS on the New York Stock Exchange.

“We are excited to consummate the merger and move forward to combine these two great organizations to form the leading West Coast multifamily REIT,” said Michael Schall, President and Chief Executive Officer of Essex.  “The integration effort is proceeding as planned, which we believe will result in a stronger platform for sustainable growth, superior service for our residents, and expanded career opportunities for our employees.  I want to thank the employees of both companies for their hard work, dedication and support.”

“We are pleased that our stockholders have expressed overwhelming support and approval for this merger,” said Constance B. Moore, Chief Executive Officer of BRE.  “The combined portfolio of Essex and BRE will provide substantial value for our stockholders through enhanced operations, improvements in the costs of capital and synergistic opportunities.  On behalf of BRE’s Board and management, I want to thank our stockholders for their invaluable support throughout this process.”

Transaction Details
Under the terms of the agreement, each share of BRE common stock has been converted into 0.2971 newly issued shares of Essex common stock plus $7.18 in cash, without interest.  The cash consideration was adjusted as a result of the authorization and declaration of a special distribution to the stockholders of BRE of $5.15 per share of BRE common stock.  Former Essex stockholders hold approximately 63% of the combined company’s common stock, and former BRE stockholders hold approximately 37% of the combined company’s common stock.

On March 31, 2014, BRE formed three new joint ventures with two separate third-party institutional joint venture partners and contributed 17 BRE properties with an aggregate estimated value of approximately $888 million to the joint ventures.  As a result of the contribution of the properties to the joint ventures and the merger, Essex Portfolio, L.P. and its subsidiaries now hold a 50% interest in each of the joint ventures. Additionally, BRE received proceeds from approximately $475 million in mortgage financings of the properties contributed to the joint ventures.  As a result of the closing of these joint ventures, BRE authorized the payment of the special distribution described above.  The special distribution will be paid on or about April 9, 2014 to BRE stockholders of record as of the close of business on March 31, 2014.

925 East Meadow Drive Palo Alto California 94303 telephone 650 494 3700 facsimile 650 494 8743
www.essexpropertytrust.com

Leadership and Organization
Irving F. Lyons, III, former Chairman of the Board of BRE, and Thomas E. Robinson and Thomas P Sullivan, former directors of BRE, have joined Essex’s Board of Directors in connection with the merger.  George Marcus will serve as Chairman of the Board of the combined company.  Michael Schall, Essex’s President and Chief Executive Officer, will serve as President and Chief Executive Officer of the combined company.

Anticipated Synergies and Accretion
Annual synergies are expected to be in an amount sufficient to offset the expected increase in property taxes due to Proposition 13.  The combined company is expected to benefit from the elimination of duplicative costs associated with supporting a public company platform and leveraging of Essex's platform and systems.  The savings are expected to be realized upon the full integration, which is expected within an 18-month period following the closing of the merger.

Essex anticipates the transaction to be accretive on a run rate basis to Core Funds from Operation (FFO) on a per diluted share basis of approximately $0.05-$0.08 annually.

Advisors
UBS Investment Bank acted as lead financial advisor to Essex. Citigroup acted as financial advisor to Essex.  Goodwin Procter LLP acted as legal advisor to Essex.

Wells Fargo Securities acted as exclusive financial advisor and Latham & Watkins LLP acted as legal advisor to BRE.

About Essex Property Trust
Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages apartment communities located in highly desirable, supply-constrained markets. As of April 1, 2014, after giving effect to the merger, Essex has ownership interests in 233 multifamily properties with an additional 15 properties in various stages of development. Additional information about Essex can be found on the Company's web site at www.essexpropertytrust.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements which are based on current expectations, estimates and projections about the industry and markets in which Essex operate and beliefs of and assumptions made by Essex management, involve uncertainties that could significantly affect the financial results of Essex. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the business combination transaction involving Essex, including future financial and operating results (such as FFO), and the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to expected synergies, improved liquidity and balance sheet strength — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, regional and local economic climates, (ii) changes in financial markets and interest rates, or to the business or financial condition of either company or business (iii) changes in market demand for rental apartment homes and competitive pricing, (iv) risks associated with acquisitions, including the integration of the combined companies’ businesses, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) risks associated with achieving expected revenue synergies or cost savings, (viii) risks associated with the companies’ ability to consummate the merger on the terms described or at all and the timing of the closing of the merger, and (ix) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by Essex from time to time, including those discussed under the heading “Risk Factors” in its most recently filed reports on Forms 10-K and 10-Q. Essex does not undertake any duty to update any forward-looking statements appearing in this press release.

Contact Information

Barb Pak
Director of Investor Relations
(650) 494-3700